PPT VISION, INC.
                             10321 West 70th Street
                             Eden Prairie, MN  55344
                                 (612) 996-9500


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 1997

To the Shareholders of PPT Vision, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of PPT Vision, Inc. will be held on Wednesday, March 5, 1997, at 3:00 p.m., Central Time, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, MN, for the following purposes:

         1. To elect five (5) directors to serve until the next annual meeting of shareholders or until their successors are elected.

         2. To ratify and approve amendments to the PPT Vision, Inc. 1988 Stock Option Plan.

         3.   To ratify and approve the PPT Vision, Inc. 1997 Stock Option Plan.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended October 31, 1996.

         The Board of Directors has fixed the close of business on January 17, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                        By Order of the Board of Directors
                                        /s/Larry G. Paulson
                                        -------------------
                                        Larry G. Paulson
                                        Secretary

Eden Prairie, Minnesota
Dated:  January 30, 1997.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                PPT VISION,  INC.
                             10321 West 70th Street
                             Eden Prairie, MN  55344
                                  (612) 996-9500

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 5, 1997


                                 GENERAL MATTERS

         This Proxy Statement is furnished to the shareholders of PPT Vision, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 5, 1997 or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

         Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 10321 West 70th Street, Eden Prairie, Minnesota 55344, and its telephone number is (612) 996-9500. The mailing of this proxy statement to shareholders of the Company commenced on or about February 3, 1997.

         The total number of shares outstanding and entitled to vote at the meeting as of January 17, 1997 consisted of 5,361,582 shares of common stock, $0.10 par value. Each share of common stock is entitled to one vote. There is no cumulative voting for directors. Only shareholders of record at the close of business on January 17, 1997 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. If the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, however, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information as of January 17, 1997 concerning the beneficial ownership of the Common Stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.



Number and Percentage of Shares
                                       Beneficially Owned (1)

Name and Address                       Shares    Percentage
of Beneficial Owner
-------------------                     ------    ----------
P. R. Peterson (2)                     934,757     17.4%
ESI Investment Co. (2)
6111 Blue Circle Drive
Minnetonka, MN  55343

The Kaufman Fund, Inc.                 600,000     11.2%
140 E. 45th, 43rd Floor
New York, NY  10017

Bruce C. Huber                         118,444      2.2%

Larry G. Paulson                        92,995      1.7%

Joseph C. Christenson                   47,250      *

Arye Malek                              31,337      *

David Malmberg                          12,450      *

All Officers and Directors           1,843,533     33.9%
  as a Group (7 persons)

*  Indicates ownership of less than one percent.

(1) Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held by him. The table excludes shares purchasable pursuant to the Company's 1995 Employee Stock Purchase Plan. The table includes options under the Company's 1988 Stock Option Plan which are or will become exercisable within 60 days of January 17, 1997 in the following amounts: Mr. Peterson, 15,225 shares; Mr. Huber, 15,450 shares; Mr. Malmberg, 6,000 shares; Mr. Paulson, 7,875 shares; Mr. Christenson, 15,750 shares; Mr. Malek, 5,625 shares; Mr. Northenscold, 6,150 shares; all executive officers and directors as a group, 57,278 shares.

(2) ESI Investment Co. is the record owner of 549,084 shares of Common Stock. Mr. Peterson is a controlling shareholder of the parent company of ESI. Mr. Peterson also owns 161,148 shares of Common Stock individually and controls 116,750 shares as trustee of the P. R. Peterson Co. Profit Sharing Trust. He is also a one-third owner of Peterson Brothers Securities Company which owns 92,550 shares of Common Stock in its investment account.


                              ELECTION OF DIRECTORS

                                  (Proposal #1)

         It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for director named below. Each of the nominees named below upon election will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. The Company does not have a nominating committee of the Board of Directors. The nominees named below have been nominated by the Board of Directors of the Company. The nominees are listed below with their ages and their present positions with the Company and their present principal occupations or employment. Messrs. Paulson and Christenson have devoted and will devote their full working time to the business of the Company. Messrs. Huber, Malmberg and Peterson have devoted and will devote such time as is necessary to fulfill their duties as directors.

         JOSEPH C. CHRISTENSON, 38, has been President of the Company since January 1989 and a director since December 1987. Prior to being elected President of the Company, he had been its Chief Operating Officer and Chief Financial Officer from December 1987 to December 1988, General Manager and Chief Financial Officer from August 1986 to November 1987, and financial analyst and marketing manager since joining the Company in May 1985. Mr. Christenson has a Masters in Business Administration from the University of Michigan and a Bachelor of Arts degree from St. Olaf College.

         LARRY G. PAULSON, 45, was a co-founder of the Company and has been Vice President of Research and Development, Secretary and a director of the Company since December 1981. Mr. Paulson is also a Registered Professional Engineer and holds Bachelors and Masters Degrees in Science from the University of Minnesota.

         BRUCE C. HUBER, 49, is a Managing Director and the Director of Equity Capital Markets at Piper Jaffray Inc., a full service investment bank based in Minneapolis, Minnesota. Mr. Huber has been a director of the Company since September 1985. Mr. Huber is also a director of Computer Petroleum Corporation.

         DAVID MALMBERG, 50, has been the President of David C. Malmberg, Inc., a consulting and investment management firm, since May 1994. Prior to that time, he served in various capacities with National Computer Systems, Inc., a global data collection services and systems company, including Vice Chairman and President. Mr. Malmberg is Chairman of the Board of National City Bank Corporation in Minneapolis, Minnesota and serves as a director of Three Five Systems, Inc. Mr. Malmberg began serving as a director of the Company in May 1994.

         P. R. PETERSON, 62, is the Secretary and a director of Electro-Sensors, Inc., a manufacturer of machine control systems. Mr. Peterson is also a director of Applied Biometrics, Inc. Mr. Peterson is also President of P. R. Peterson Co., Inc., a venture capital firm, and has been active in the venture capital business for over 20 years. Mr. Peterson served as a director from the Company's inception in 1982 to 1985. He was again elected a director of the Company in December 1988 and continues to serve in that capacity.

          MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                ________________


Other Information Regarding the Board of Directors

         Directors receive $1,250 per quarter for services as members of the Board. The Board has a Stock Option Committee of which Mr. Malmberg and Mr. Peterson are members. In addition, the Board as a whole acts as an Audit Committee and met once in fiscal 1996 with the Company's independent auditors to review the results of the audit of the Company's financial statements.

         During the fiscal year ended October 31, 1996, the Company's Board of Directors held four meetings. All directors attended all meetings that occurred when they were directors. In addition, the Company's directors took a number of different actions by written action during the fiscal year.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

         The following table sets forth, for the fiscal years ending October 31, 1996, 1995 and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Joseph C. Christenson, the Company's President and Chief Executive Officer, and Arye Malek, the Company's Vice President of Marketing and the only other executive officer whose compensation exceeded $100,000 in fiscal 1996 (the "Named Executive Officers"), for services rendered to the Company in all capacities during the past three fiscal years (or in the case of Mr. Malek for fiscal 1996, the only year in which he served as an executive officer) in all capacities in which they served.

                           Summary Compensation Table

                                                                       Long Term
                                                                      Compensation
                                           Annual                       Options
                                        Compensation               (Number of Shares)
                               -----------------------------
                               Fiscal                                                     All Other
Name and Principal Position     Year    Salary        Bonus          Stock Options       Compensation
---------------------------     ----    ------         -----          -------------      ------------
 Joseph C. Christenson          1996    $108,675      $20,000             15,000            $1,000
   President and Chief          1995      93,922        4,696               None               750
   Executive Officer            1994      90,600         None              5,000               750

Arye Malek                      1996     104,520(2)     2,625              3,500             1,000
  Vice President of Marketing

___________________

(1)  All other compensation consists of Company matching 401(K) contributions.

(2)  Includes commissions earned.

Stock Options

     The following table sets forth information concerning grants of stock options under the Company's Stock Option Plan to the Named Executive Officers during fiscal year ending October 31, 1996.

                      Option/SAR Grants in Fiscal Year 1996

                                                                             Potential Realizable Value
                                          Individual Grants                  at Assumed Annual Rates of
                                         % of Total                           Stock Price Appreciation
                                Options    Options    Exercise    Expiration      for Option Term(1)
Name and Principal Position     Granted    Granted     Price         Date         5%            10%
---------------------------     -------    -------     ------     --------    -------       ---------
Joseph C. Christenson          15,000(2)    12.18%     $12.00      6/18/03     $73,278        $170,769

Arye Malek                      3,500(2)     2.84%     $12.00      6/18/03     $17,098        $ 39,846
 ____________________


(1)  Potential realizable values shown above represent the potential gains based
upon annual      compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) Each option becomes exercisable in equal installments over a period of three years, commencing one year after the date of grant.

Option Exercises and Holdings

     The following table sets forth, with respect to the Company's Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended October 31, 1996, and unexercised options held as of the end of that fiscal year:

                   Aggregated Option Exercises in Fiscal 1996
                     and Options Values at October 31, 1996

                                                 Number of Unexercised       Value of Unexercised(2)
                                                       Options at            In-the-Money Options at
                                                    October 31, 1996             October 31, 1996
                     Shares Acquired   Value(1)
Name                   on Exercise     Realized Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------   -----------    -------- -----------  -------------  -----------  -------------
Joseph C. Christenson     17,077       $153,693     15,750        15,000        $86,034        ----

Arye Malek                 ----           ----       5,625         3,500        $30,673        ----

____________________________

(1)Represents the difference between the fair market value of the shares on the date of exercise and the exercise price multiplied by the number of option shares exercised.

(2)Value of unexercised options equals fair market value of the shares underlying options at October 31, 1996, less the exercise price, times the number of options outstanding.

Employment Agreements

     The Company has entered into written employment agreements with Messrs. Christenson, Paulson and Malek. Under the terms of their respective employment contracts, each of the officers is required to devote his full time and effort to the Company. Each employment agreement is renewable annually, contains a one-year non-compete provision and is terminable by the Company or the officer on 60-days notice.

Report on Executive Compensation

     Decisions on compensation of the Company's executives are made by the entire Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

     The Company uses various national and local compensation surveys to develop its compensation strategy and plans. The Board also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Board would be free to do so in the exercise of its independent judgment.

     There are four components to the Company's executive compensation program:
(1) base salary; (2) bonus; (3) stock option; and (4) retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Board has adjusted the mix of the compensation components from year to year according to the Company's performance.

     Base Salary. Executive base salary is adjusted annually based on the prior fiscal year's financial results and performance on developmental objectives the Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current Business Plan's objectives and staff development.

     Bonus. The Board annually approves executive bonuses based upon the achievement of predetermined earnings and development objectives the Board believes are critical to the Company's long-term progress. Bonuses are payable to deserving executives, managers and key employees based upon the recommendation of the Chief Executive Officer. The full Board approves the Chief Executive Officer's share of the bonus pool.

     Stock Options. The Company's current stock option plans include executives, managers and key employees. In the past, substantially all of the Company's employees have been designated as key employees. Stock options are granted to new employees on their hiring date on the recommendation of Company officers to the Stock Option Committee. In addition, Company officers periodically recommend to the Stock Option Committee, for its approval at regular Board of Directors' meetings, stock option grants to employees based on merit. Options outstanding under current plans fully vest in 1-1/2 to 4 years and expire in 5 to 7 years.

     Retirement. The Company sponsors a 401(k) Plan for employees, including executives, under which the Company partially matches employee contributions set by the Company. The Board approves the corporate matching formula for all employees.

     Chief Executive Compensation. Mr. Christenson's compensation for the period 1994 -- 1996 is shown in the summary compensation table above. The Board of Directors believes that Mr.Christenson has managed the Company extremely well and that his compensation is consistent with this evaluation.


                                ________________

                 PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                             1988 STOCK OPTION PLAN

                                  (Proposal #2)

Introduction

     The Company's 1988 Option Plan (the "1988 Plan") provides for the granting of Common Stock purchase options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The 1988 Plan is currently administered by the Company's Stock Option Committee. Officers, directors and key employees of the Company are eligible to receive options granted under the 1988 Plan. The Board or a "Stock Option Committee" has complete discretion to select the optionees and to establish the terms and conditions of each option, subject in all cases to the provisions of the 1988 Plan and applicable provisions of the code. Options granted under the 1988 Plan are not transferable and are subject to various other conditions and restrictions. Shares subject to canceled options are available for subsequently granted options under the 1988 Plan. In addition, the Board of Stock Option Committee may from time to time grant options on terms and conditions inconsistent with the express terms of the 1988 Plan. However, such grants will be identified as "nonqualified stock options" and are generally treated differently for tax purposes than incentive stock options. Participation in the 1988 Plan is limited to selected eligible officers and key employees of the company. In the past, substantially all the Company's employees have been designated as key employees and received options under the 1988 Plan. All of the Company's 74 employees are eligible for participation in the 1988 Plan.

     A total of 600,000 shares of Common Stock have been reserved for issuance under the 1988 Plan. The exercise price of an incentive stock option granted under the 1988 Plan must be at least equal to the fair market value of the Company's Common Stock on the date of grant, and the maximum term of each option is ten years. As of October 31, 1996, options to purchase a total of 271,245 shares had been exercised under the 1988 Plan, and the Company had options outstanding to purchase a total of 307,760 additional shares issued to 72 employees and three non-employee directors.

     In June 1996, each of Mr. Huber, Mr. Peterson and Mr. Malmberg were granted options to purchase 1,500 shares of common stock at $12.00 per share.

Amendments to the 1988 Plan

     New Administration Requirements. The 1988 Plan has been amended to revise the definition of "Non-Employee Director" to comply with the new SEC rules and to add a new definition of an "Outside Director." The 1988 Plan has also been revised to provide for administration by the Board of Directors or a committee or subcommittee consisting of at least two Non-Employee Directors who are also Outside Directors.

     Discretionary Grants Permitted to Directors Who Are Not Employees. The 1988 Plan has been revised to delete restrictions on discretionary grants to such non-employee directors. In addition, the 1988 Plan has been revised to require discretionary grants to such directors be made by the Board instead of the committee if the recipient of such discretionary grant is a member of the committee. The 1988 Plan has also been amended to clarify that the June 18, 1996 stock option grants to directors were subject to shareholder approval.

     Section 162(m) Compliance. The 1988 Plan has been amended to limit the aggregate number of shares that may be granted to any one person in a fiscal year. This new provision is required to ensure the continued compliance of the 1988 Plan under Section 162(m) of the Internal Revenue Code.

     Six-Month Holding Period. To comply with the new SEC rules, a grant to a director, officer or a 10% shareholder under the 1988 Plan must be approved by the committee, Board or shareholders or the acquired shares must be held by the recipient for six months. The 1988 Plan has been revised to comply with the six-month holding period requirement.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1988 STOCK OPTION PLAN.

                                ________________


            PROPOSAL TO APPROVE THE COMPANY'S 1997 STOCK OPTION PLAN

                                  (Proposal #3)

Introduction

     On December 19, 1996 the Company's Board of Directors adopted the PPT Vision, Inc. 1997 Stock Option Plan (the "1997 Plan"), subject to ratification and approval of the 1997 Plan by the Company's shareholders. The purpose of the 1997 Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of the Company and of any subsidiary corporation of the Company, to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

Summary of the Plan

     Number of Shares. The maximum number of shares of common stock reserved and available under the 1997 Plan for awards is 500,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). Shares of common stock covered by expired or terminated stock options may be used for subsequent awards under the 1997 Plan.

     Eligibility and Administration. Officers and regular full-time executive, administrative, professional, production and technical employees of the Company and its subsidiaries and non-employee directors are eligible to be granted stock options under the 1997 Plan. Approximately 76 officers and other key employees and three non-employee directors are currently eligible to participate in the 1997 Plan. The 1997 Plan is administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, all of whom are "Outside Directors" and "Non-Employee Directors" as defined in the 1997 Plan. The Committee has the power to determine when and to whom options will be granted, the term of each option, the number of shares covered by it and other terms and conditions of each option, construe and interpret the 1997 Plan, and establish and amend any rules and regulations it deems necessary or desirable for the proper administration of the 1997 Plan.

     Stock Options. The Committee may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 1997 Plan may be exercised during their respective terms as determined by the Committee. There is no express limitation on the duration of the 1997 Plan, except for the requirement of the Internal Revenue Code of 1986, as amended, that all incentive stock options must be granted within ten years from the date the Plan is approved by the shareholders.

     The 1997 Plan provides for the annual, automatic grant to non-employee directors of an option to purchase shares of the Company's common stock. Specifically, such options are granted to each person who (i) is not an employee of the Company, any subsidiary or parent corporation and (ii) is elected or re-elected as a director of the Board by the shareholders at any annual or special meeting. Each such person shall, as of the date of such election or re-election, automatically receive a non-qualified option to purchase 1,500 shares of common stock at an option price per share equal to the fair market value of the Company's common stock on such date. The term of such options shall be five years after the date of grant. The options shall become exercisable as to all or any part of the shares subject to the options beginning six months after the date granted. All provisions of the 1997 Plan not inconsistent with the foregoing shall apply to the options granted non-employee directors.

Registration with the SEC

     The Company intends to file a Registration Statement covering the 1997 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

     Shareholder approval of the 1997 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                     APPROVAL OF THE 1997 STOCK OPTION PLAN

                                 _______________

Performance Graph

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen the use of the NASDAQ Stock Market (U.S. Companies) Index as its broad market index and the NASDAQ Non-Financial Stocks Index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of October 31, 1991, on the NASDAQ Stock Market Index and the NASDAQ Non-Financial Stocks Index, assuming the reinvestment of all dividends:

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                                          FISCAL YEAR ENDING
                            -------------------------------------------------
                            1991    1992     1993     1994     1995     1996
                            ----  -------  -------  -------  -------  -------
PPT Vision, Inc.            $100   $88.09   $104.77  $61.91  $228.57  $239.29

Nasdaq Stock Market
 (U.S. Companies) Index      100   112.76    145.29  146.07   196.73   232.25

Nasdaq Non-Financial
 Stocks Index                100   106.38    137.28  136.21   182.59   211.46


                             INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has served as independent accountants for the Company for a number of years, including the fiscal year ended October 31, 1996. Price Waterhouse LLP has been reaapointed by the Board of Directors as the Company's independent accountants for the current fiscal year. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS

     On June 19, 1996, the Company completed a public offering of 1,600,000 shares of its Common Stock at a price of $12.00 per share through an underwriting syndicate for which Alex. Brown & Sons Incorporated and Piper Jaffray Inc. served as Representatives of the Underwriters. The Company obtained gross proceeds of $19,200,000 in the offering, and paid aggregate underwriting discounts and commissions to the Underwriters of $1,344,000..
Bruce C. Huber is a Managing Director and the Director of Equity Capital Markets at Piper Jaffray Inc.


                                  ANNUAL REPORT

     An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended October 31, 1996 accompanies this Notice of Annual Meeting and proxy solicitation material.

                              SHAREHOLDER PROPOSALS

     If a shareholder desires to present a proposal to be voted on at the next meeting of shareholders of PPT Vision, Inc., such proposal, in order to be included in the proxy statement, must be received at the Company's offices at 10321 West 70th Street, Eden Prairie, Minnesota, 55344, by October 1, 1997.


                                  SOLICITATION

     The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1996 all Section 16(a) filing requirements applicable to its insiders were complied with, except as follows. Mr. Christenson and Mr. Northenscold each inadvertently failed to make a timely filing of a change of beneficial ownership of securities under
Section 16(a) with respect to his ownership of securities of the Company.


                                 OTHER BUSINESS

     The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

     ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              /s/Larry G. Paulson
                              -------------------
                              Larry G. Paulson
                              Secretary
                                PPT VISION, INC.

                                      PROXY

                  Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be
                              Held on March 5, 1997

     The undersigned hereby constitutes and appoints Joseph C. Christenson and Thomas R. Northenscold, and each of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of PPT Vision, Inc., to be held on March 5, 1997 at 3:00 p.m. local time, in Minneapolis, Minnesota and at any adjournment or adjournments thereof:


1.   ELECTION OF DIRECTORS:

__ FOR all nominees listed below                 __ WITHHOLD AUTHORITY
   (except as marked to the contrary below)         to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the FOR box and strike a line through the nominee's name in the list below).

 Joseph C. Christenson Larry G. Paulson Bruce C. Huber P. R. Peterson David Malmberg

2. PROPOSAL TO RATIFY AND APPROVE AMENDMENTS TO THE PPT VISION, INC. 1988 STOCK OPTION PLAN.

            __ FOR              __ AGAINST               __ ABSTAIN

3.   PROPOSAL TO RATIFY AND APPROVE THE PPT VISION, INC. 1997 STOCK OPTION PLAN.

            __ FOR              __ AGAINST               __ ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSAL 1 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND IN FAVOR OF THE DIRECTORS NOMINATED BY MANAGEMENT IF THERE IS NO SPECIFICATION.

DATE:_______________, 1997    _________________________________
                              Signature

                              _________________________________
                              Signature if held jointly

                              __ I plan to attend the meeting.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.